Exhibit 4.1

aBnote north america 711 arMstronG Lane coLuMBia, tennessee 38401 (931) 388-3003 SALES: HoLLY Groner 931-490-7660 PROOF OF: SEPTEMBER 10, 2013 antero resources corporation Wo- 7497 Face OPERATOR: MR reV.1 colors selected for printing: intaglio prints in sc-3 DarK Green. pLease initiaL tHe appropriate seLection For tHis prooF: oK as is oK WitH cHanGes MaKe cHanGes anD senD anotHer prooF coLor: this proof was printed from a digital file or artwork on a graphics quality, color laser printer. it is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. ar INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE coMMon stocK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 03674X 10 6 THIS CERTIFIES THAT IS THE RECORD HOLDER OF FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF antero resources corporation transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registered by the Registrar. IN WITNESS whereof, the facsimile signatures of the Corporation’s duly authorized officers. Dated: CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY DEL AWARE SEAL 2008 CORPORATE ANTERO RESOURCES CORPORATION COUNTERSIGNED AND REGISTERED: aMerican stocK transFer & trust coMpanY, LLc (Brooklyn, NY) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 HOLLY GRONER 931-490-7660 PROOF OF: SEPTEMBER 11, 2013 ANTERO RESOURCES CORPORATION WO- 7497 BACK OPERATOR: MR REV.1 PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list. – – – of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the Common Stock on the books of the within named Corporation with full power of substitution in the premises. Dated For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Shares Attorney PLEASE PRINT OR TYPE, NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER. NOTICE: X X